Exhibit 99.1

Ondas Holdings Inc. Announces Exercise and Closing of Over-Allotment Option in Public Offering of Common Stock

SUNNYVALE, Calif., December 16, 2020 - Ondas Holdings Inc. (NASDAQ: ONDS) (the “Company”) today announced that in connection with its previously announced public offering (the “Offering”) of its common stock, par value $0.0001 per share (the “Common Stock”), the underwriters exercised in full and closed on their over-allotment option to purchase an additional 750,000 shares of Common Stock from the Company. The Company received approximately $4.1 million in additional net proceeds from the sale of these shares, after deducting the underwriting discount. The Company intends to use the net proceeds that it will receive from the sale of these additional shares (1) to continue research and development of future configurations of its FullMAX platform, (2) to build product inventory and support expected increased levels of customer sales activity, and (3) for other general corporate purposes.

Oppenheimer & Co. Inc. acted as the sole book-running manager for the Offering. National Securities Corporation acted as lead manager. Northland Capital Markets and Spartan Capital Securities, LLC acted as co-managers for the Offering. Akerman LLP served as legal counsel to the Company and White & Case LLP served as legal counsel to the underwriters.

A registration statement on Form S-1 (File No. 333-249658) relating to the Offering was declared effective by the Securities and Exchange Commission (the “SEC”) on December 3, 2020. The Offering was made only by means of a prospectus, copies of which may be obtained from: Oppenheimer & Co. Inc., Attn: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, New York 10004, by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Ondas Holdings Inc.

Ondas Holdings Inc., through its wholly owned subsidiary, Ondas Networks Inc., is a developer of proprietary, software-based wireless broadband technology for large established and emerging industrial markets. The Company’s standards-based, multi-patented, software-defined radio FullMAX platform enables Mission-Critical IoT (MC-IoT) applications by overcoming the bandwidth limitations of today’s legacy private licensed wireless networks. Ondas Networks’ customer end markets include railroads, utilities, oil and gas, transportation, aviation and government entities whose demands span a wide range of mission critical applications. These markets require reliable, secure broadband communications over large and diverse geographical areas, many of which are within challenging radio frequency environments. Customers use the Company's FullMAX technology to deploy their own private licensed broadband wireless networks. The Company also offers mission-critical entities the option of a managed network service. Ondas Networks’ FullMAX technology supports IEEE 802.16s, the new worldwide standard for private licensed wide area industrial networks. For additional information, visit www.ondas.com or follow Ondas Networks on Twitter and LinkedIn.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including, the risks discussed under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 13, 2020, in our Quarterly Report on Form 10-Q filed with the SEC on November 6, 2020, and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

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Investor Contact:

Stewart Kantor, CFO

Ondas Holdings Inc.

888.350.9994 Ext. 1009

Media Contact:

Dan Gagnier / Jeff Mathews

Gagnier Communications

646.569.5897

Ondas@gagnierfc.com

Ondas Holdings Inc.

165 Gibraltar Court ▪ Sunnyvale, CA 94089

+1-888-350-9994 ▪ www.ondas.com